EXHIBIT 99.1

The Parent Company Reports Preliminary Fourth Quarter and Full Year 2022 Financial Results

Reports 2% sequential and 5% annual revenue growth

Cost savings initiatives generated a 10% improvement in quarterly adjusted EBITDA loss

FY 2022 gross profit grew 99.8% driving annual gross margin to 31%

Maintained strong cash balance of $93.7 million at year end

Revised strategic arrangement with Roc Nation to preserve approximately $33.5 million of cash

Proposed transformational merger of equals with Gold Flora to create a leading vertically integrated operator in the world’s largest cannabis market

Conference call to be held March 31, 2023, at 9:00 a.m. ET

SAN JOSE, Calif., March 31, 2023 - TPCO Holding Corp. (“The Parent Company” or “the Company”) (NEO: GRAM) (OTCQX: GRAMF), a leading consumer-focused California cannabis company, today announced, its preliminary (unaudited) financial results for the three- (“Q4 2022”) and twelve- (“FY 2022”) month periods ended December 31, 2022. All amounts are expressed in U.S. dollars.

Q4 and FY 2022 Financial Highlights

•	Q4 and FY 2022 net sales from continuing operations were $20.0 million and $83.6 million respectively (excluding bulk wholesale business which is shown as discontinued operations)
•	Gross profit from continuing operations was $6.7 million, or 33% of net sales in for Q4 2022 and $26 million, or 31% of net sales in FY 2022.
•	Q4 2022 net loss from continuing operations was $41.0 million and a FY 2022 net loss of $237.7 million.
•	Adjusted EBITDA loss from continuing operations was $14.4 million in Q4 2022 and $71.8 million in FY 2022, respectively. Adjusted EBITDA removes the effects of changes in fair value of financial instruments, impairment charges, and other non-cash items.
•	Cash and cash equivalents totaled $93.7 million as of December 31, 2022.

Quarterly Highlights and Subsequent Events

•	Entered into a revised strategic arrangement with Roc Nation LLC (“ROC”) and SC Branding, LLC (“SC Branding”) under which approximately 7.1 million common shares were returned to the Company, and approximately $33.5 million in top-line costs are expected to be saved over an eight-year period. Additionally, The Parent Company secured an exclusive and royalty-free eight-year license to commercialize Monogram in California.
•	Announced that the Company had entered into a definitive business combination agreement (the “Merger Agreement”) with Gold Flora, another leading vertically-integrated California cannabis company, to combine in an all-stock merger. The proposed combined company is expected to be strongly positioned as a top 10 brand portfolio by revenue in California, with 20 retail stores by the end of 2023, 12 house brands and broad state-wide coverage. It is expected the combined company, with its comprehensive vertical integration, would achieve between $20-$25 million annualized cost savings, through benefits such as enhanced scaled and supply chain optimization. Details regarding the Merger Agreement, including the strategic benefits and rationale, can be found in the Company’s press release dated February 22, 2023.

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•	Extended the Company’s license agreement with Mirayo by Santana, a line of premium cannabis products curated by ten-time GRAMMY award-winning guitarist and longtime cannabis advocate Carlos Santana.
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In May 2023, Mirayo is expected to introduce its new line of solventless 10mg hash rosin gummies made with all-natural ingredients, which will be available in flavors like Guava, Prickly Pear and Raspberry at the Company’s retail locations across California.

•	Launched Cruisers, a new all-FUN, no-frills brand that puts consumers first and offers everyday value on premium cannabis products. Cruisers combines the Company’s existing brands, Fun Uncle and DELI, streamlining these top-performing products into a single consumer-centric destination. By skipping the doldrums of the daily grind, Cruisers transports consumers to that carefree place where the bowl is always full.
•	Enrolled four participants in the Company’s Social Equity Ventures (“SEV”) Brand Success Program. CRONJA, Substance & Skewville, Peakz, and Disco Jays by MAKR House will participate in the 12-week program implemented to provide minority-owned brands with guaranteed shelf space and individualized mentorship from the Company’s sales, marketing, retail, and operational teams. These brands will learn best practices, operational procedures, and tips that can be applied to any retail outlet nationwide to provide them with the knowledge and opportunity to scale their business, increase brand awareness, build customer loyalty, and expand their retail presence.
•	Further strengthened the Company’s senior management team with the appointment of Roz Lipsey to the role of Chief Operating Officer, effective March 31, 2023.

Management Commentary

“Transforming our business to emerge as a leader in California, as well as a world class brand builder has been our guiding principle throughout 2022,” said Troy Datcher, Chief Executive Officer, and Chairman of The Parent Company. “To achieve this, we took decisive action and focused the organization company on our strongest and most profitable assets. This focus improved our cost structure, with additional benefit to be realized as we move through the year, significantly improving annual gross margin to 30% compared with only 16% for 2021. I am encouraged by the initial results of our actions and would like to thank our team for their commitment to achieving our goals. We operate in one of the most dynamic and exciting cannabis markets in the world and we must remain nimble and pivot where appropriate to create a more efficient and simplified business to remain competitive.”

Mr. Datcher, continued, “Earlier this year we announced, in partnership with Roc Nation, that we have restructured our strategic arrangement to significantly reduce our financial commitments and eliminate future dilution for our shareholders while maintaining our successful collaboration.”

Mr. Datcher added, “Leading the way with innovation and exceptional consumer products, we recently extended our valued partnership with Mirayo by Santana. The authenticity and genuine commitment to delivering the highest-quality products is why Mirayo is a perfect fit in our brand portfolio. We’re investing in these types of relationships to connect with consumers and deliver products that meet their needs and we look forward to introducing several new brand developments to drive consumer engagement in the coming months.”

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Mr. Datcher, concluded, “We entered 2023 on solid footing, and expect to see the results of the significant work our team has done continue to positively impact our financials in the first half of the year. Our newly streamlined operations have provided us with the opportunity to take the next step in our evolution through our recently announced transformative agreement with Gold Flora. Together, our business will have the scale, cultivation capabilities, brand portfolio, and capital resources to execute on our mission to create brands and a retail experience that consumers love. The opportunity ahead of us in California is significant and the time is right to bring together two operators that can extract value along each step of the supply chain, capture more margin to drive profitability, and deliver further value to our shareholders.”

Optimization and Long-term Profitability Initiatives

The Company has implemented numerous strategic initiatives to build a foundation for growth and accelerate its pathway to profitability, while preserving the strength of its balance sheet. It is anticipated that these initiatives will increase gross margins while enabling the Company to focus and invest in the development of its strong brands and its omni-channel retail business. The Company anticipates that the financial impact of the strategic decisions made throughout 2022 will be realized within the first half of 2023.

Throughout FY 2022, the Company has taken meaningful steps to reduce structural overhead costs, and drive efficiencies by optimizing its operations, resulting in:

•	Achieving annualized expense savings of approximately $13.6 million.
•	A workforce reduction of 40% as of December 31, 2022, representing an estimated $17 million reduction in annualized base payroll expense.
•	Outsourced product manufacturing to third-party processors which the Company expects will achieve an average of 27% cost savings on these products.
•	Divesture of the Company’s non-strategic wholesale extraction division.
•	Optimized its delivery depot footprint to realize the benefits of the newly allowable increase in delivery “case pack value”, which enabled the Company to increase the geographic area that can be covered by a vehicle and dispose of certain redundant delivery locations. These dispositions resulted in approximately $500,000 in gross sale proceeds and annual cost savings of approximately $1.8 million.

Q4 and FY 2022 Financial Results

in thousands	Q4 2022	Q3 2022	QoQ% Change	Q4 2021	YoY% Change	FY 2022	FY 2021	YoY% Change
Net Sales(1)	$19,963	$19,560	2.0%	$24,540	-19%	$83,637	$79,925	4.6%
Gross Profit	$6,652	$6,618	0.5%	$1,408	373%	$26,010	$13,018	99.8%
Gross Margin	33%	34%		6%	*	31%	16%	*
Net loss and comprehensive loss	$(41,036)	$(134,620)		$(53,200)	*	$(237,700)	$(498,326)	*
Adjusted EBITDA	$(14,406)	$(15,936)	-9.6%	$(28,110)	*	$(71,793)	$(65,684)	*

(1) All amounts above from continuing operations

*  Information is not meaningful.

The Company’s consolidated financial statements, as well as its accompanying management discussion and analysis of financial condition and results of operations (“MD&A”) have been included in its Annual Report on Form 10-K filed on EDGAR (www.sec.gov) as well as SEDAR (www.sedar.com). Please refer to The Parent Company’s MD&A for additional detail and discussion on the Company’s results from operations.

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Conference Call

The Parent Company will host a conference call today, March 31, 2023, to discuss these results. Troy Datcher, Chief Executive Officer, and Mike Batesole, Chief Financial Officer will host the call starting at 9:00 a.m. Eastern time. A question-and-answer session will follow management’s prepared remarks.

CONFERENCE CALL DETAILS

DATE:	Friday, March 31st, 2023
TIME:	9:00 a.m. Eastern Time
WEBCAST:	Click Here
DIAL-IN NUMBER:	1 (647) 484-0475 or 1 (888) 256-1007
CONFERENCE ID:	5520988
REPLAY:	1 (647) 436-0148 or 1 (888) 203-1112 Available until 12:00 midnight Eastern Time Friday, April 7, 2023 Replay Code: 5520988

Financial results and analyses are also available on the Company’s website (ir.theparent.co).

About The Parent Company

The Parent Company is a leading consumer-focused, vertically integrated cannabis company with twelve retail locations, one delivery hub and a curated product portfolio, including Monogram by Shawn “JAY-Z” Carter, Caliva, Mirayo by Santana and Cruisers.

The Parent Company is committed to leveraging its status to help build a more equitable cannabis industry. Its social equity venture fund aims to eliminate systematic barriers to entry and provide minority entrepreneurs with meaningful participation, growth, and leadership opportunities in the multibillion-dollar legal cannabis industry.

Shares of The Parent Company common stock are traded on NEO Exchange under the ticker symbol “GRAM” and on the OTCQX under the ticker symbol “GRAMF.”

For the latest news, activities, and media coverage, please visit www.theparent.co or connect with us on Instagram, LinkedIn, and Twitter.

References to information included on, or accessible through, websites and social media platforms do not constitute incorporation by reference of the information contained at or available through such websites or social media platforms, and you should not consider such information to be part of this press release.

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Financial Disclosure Advisory

The Company has not yet completed its reporting process for the fourth quarter and year ended December 31, 2022. The preliminary results presented herein are based on the Company’s reasonable estimates and the information available to the Company at this time. As such, the Company’s actual results may materially vary from the preliminary results presented herein and will not be finalized until the Company reports its final results for the fourth quarter and year ended December 31, 2022. In addition, any statements regarding the Parent Company’s estimated financial performance for the fourth quarter and year ended December 31, 2022, does not present all information necessary for an understanding of the Company’s financial condition and results of operations as of and for these reporting periods. The preliminary financial results presented herein were not reviewed by The Parent Company’s independent registered public accounting firm.  The Company expects to delay the filing of its Form 10-K until Monday, April 3, 2023, as the Company and its auditor require additional time to complete the final review of the Company’s financial statements and other disclosures in the Form 10-K.

Forward Looking Statements

This press release contains forward-looking information within the meaning of applicable securities legislation which reflects The Parent Company’s current expectations regarding future events. The words “will”, “expects”, “intends”, “believes” and similar expressions are often intended to identify forward looking information, although not all forward-looking information contains these identifying words.

Specific forward-looking information contained in this press release includes, but is not limited to the Company’s (i) future financial performance, including, without limitation, statements regarding the Company’s expected reduction in costs and timing thereof; (ii) capacity to achieve profitability; (iii) ability of The Parent Company to execute on its growth strategies, including those associated with the recently extended license agreement for the Mirayo by Santana brand; (iv) statements relating to the proposed combination with Gold Flora, including potential synergies associated with that transaction and prospects of the combined operation,(v) expectations regarding future corporate development activities and (vii) the expected timing of the filing of the Company’s Form 10-K. Forward-looking information is based on a number of assumptions and is subject to a number of risks and uncertainties, many of which are beyond The Parent Company’s control, which could cause actual results and events to differ materially from those that are disclosed in or implied by such forward looking information. Such risks and uncertainties include, but are not limited to: changes in general economic conditions including the impact of increasing inflation, the continued significant price compression in flower and distillate oil in the California market, competition in both our wholesale and omni-channel retail channels, business and political conditions, changes in applicable laws, the U.S. and Canadian regulatory landscapes and enforcement related to cannabis, changes in public opinion and perception of the cannabis industry, reliance on the expertise and judgment of senior management, as well as the factors discussed under the heading “Risk Factors” in The Parent Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 29, 2023 and in the Company’s periodic reports subsequently filed with the SEC and in the Company’s filings on SEDAR at www.sedar.com. The Parent Company undertakes no obligation to update such forward-looking information, whether as a result of new information, future events or otherwise, except as expressly required by applicable law.

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Additional Information and Where to Find It

In connection with the Company’s proposed business combination with Gold Flora LLC (the “Business Combination”), The Parent Company will file the proxy statement and information circular (the “Circular”) with the U.S. Securities and Exchange Commission (the “SEC”). The Circular will containing important information about the Business Combination and related matters. Additionally, The Parent Company and Gold Flora will file other relevant materials in connection with the proposed transaction with applicable securities regulatory authorities. Investors and security holders of The Parent Company are urged to carefully read the entire definitive Circular (including any supplements to the Circular) when such document becomes available before making any voting decision with respect to the Business Combination because the Circular will contain important information about the proposed Business Combination and the parties to the Business Combination. The Circular, when available, will be mailed to The Parent Company shareholders, as well as be accessible on the SEC’s EDGAR system and SEDAR profile of The Parent Company.

Investors and security holders of The Parent Company will be able to obtain a free copy of the Circular, as well as other relevant filings containing information about The Parent Company and the Business Combination, without charge, at the website of the SEC at www.sec.gov, or from The Parent Company by going to The Parent Company’s Investor Relations page on its website at https://ir.theparent.co/financials/sec-filings/default.aspx.

Participants in the Solicitation

The Parent Company, Gold Flora and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of The Parent Company proxies in respect of the Business Combination. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to The Parent Company shareholders in connection with the Business Combination will be set forth in the Circular. Other information regarding the participants in The Parent Company proxy solicitation and a description of their direct and indirect interests in the Business Combination, by security holdings or otherwise, will also be contained in the Circular. Copies of the Circular and the other documents The Parent Company will file with the SEC related to the proposed transaction may be obtained, free of charge, from the SEC or The Parent Company as described in the preceding paragraph

Non-GAAP Financial Measures

This news release contains the non-GAAP financial measure “Adjusted EBITDA,” which is not recognized under GAAP and does not have a standardized meaning prescribed by GAAP. As a result, this measure may not be comparable to similar measures presented by other companies. For a reconciliation of “Adjusted EBITDA” to the most directly comparable financial information presented in the Financial Statements in accordance with GAAP, see the section entitled “Reconciliation of Non-GAAP Measures” below.

Adjusted EBITDA

We believe Adjusted EBITDA is a useful measure to assess the performance of the Company as it provides more meaningful operating results by excluding the effects of expenses that are not reflective of our underlying business performance and other one-time or non-recurring expenses. We define Adjusted EBITDA as net income (loss) before (i) depreciation and amortization; (ii) income taxes; and (iii) interest expense and debt amortization (EBITDA) adjusted to exclude extraordinary items, non-recurring items and, other non-cash items, including, but not limited to (i) stock-based compensation expense, (ii) fair value change in contingent consideration and investments measured at Fair Value Through Profit and Loss (“FVTPL”) (iii) non-recurring legal and professional fees, human-resources, inventory and collections-related expenses, (iv) non-recurring tax charges (v) intangible and goodwill impairments and loss on disposal of assets, (vi) transaction costs related to merger and acquisition activities, and (vii) non-cash sales and marketing expenses.

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Reconciliation of Non-GAAP Measures

TPCO Holding Corp.

Statements of income and comprehensive income

(Unaudited, in United States dollars)

	Three-months ended		Year-ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021

Net loss and comprehensive loss from continuing	$(41,035,578)	$(47,936,597)	$(237,699,408)	$(498,326,470)
Income taxes from continuing operations	9,450,752	123,213	(14,967,779)	(6,418,167)
Depreciation and amortization from continuing operations	3,040,858	8,264,944	26,795,957	22,439,733
Interest expense from continuing operations	1,233,677	1,398,041	4,928,475	5,155,217
EBITDA	(27,310,291)	(38,150,399)	(220,942,755)	(477,149,687)
Adjustments:	-	-
Share based compensation expense	1,245,304	3,005,477	6,009,593	20,456,297
Other non-recurring items:	-	-
Fair value change of contingent consideration	1,609,879	(8,821,983)	967,726	(229,819,070)
Change in fair value of investments at FVTPL	525,839	832,172	947,813	1,250,990
Loss on disposal of assets	4,773,754	(1,208,722)	5,091,541	2,447,985
Impairment loss	321,988	14,998,669	130,566,825	575,498,897
Other taxes	-	-	-	2,243,441
De-SPAC costs	-	1,219,347	-	5,341,154
Restructuring costs	4,426,930	-	5,566,058	3,878,782
Sales and marketing expense	-	15,520	-	30,166,667
Adjusted EBITDA	$(14,406,597)	$(28,109,919)	$(71,793,199)	$(65,684,544)

Caution Regarding Cannabis Operations in the United States

Investors should note that there are significant legal restrictions and regulations that govern the cannabis industry in the United States. Cannabis remains a Schedule I drug under the U.S. Controlled Substances Act, making it illegal under federal law in the United States to, among other things, cultivate, distribute, or possess cannabis in the United States. Financial transactions involving proceeds generated by, or intended to promote, cannabis-related business activities in the United States may form the basis for prosecution under applicable U.S. federal money laundering legislation.

While the approach to enforcement of such laws by the federal government in the United States has trended toward non-enforcement against individuals and businesses that comply with medical or adult-use cannabis programs in states where such programs are legal, strict compliance with state laws with respect to cannabis will neither absolve The Parent Company of liability under U.S. federal law, nor will it provide a defense to any federal proceeding which may be brought against the Company. The enforcement of federal laws in the United States is a significant risk to the business of The Parent Company and any proceedings brought against the Company thereunder may adversely affect the Company’s operations and financial performance.

Investor Contact:

Rob Kelly

MATTIO Communications

tpco@mattio.com

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